UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

March 23, 2023
Date of Report (Date of earliest event reported)

REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 South 16th Street, Suite 2400, Philadelphia, Pennsylvania	19102
(Address of principal executive offices)	(Zip Code)

(215) 735-4422
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FRBK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 15, 2023, Republic First Bancorp, Inc. (the “Company”) filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022 with the Securities and Exchange Commission (the “SEC”).

On March 17, 2023, the Company received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Company evidenced full compliance with the filing requirement set forth in Nasdaq Listing Rule 5250(c)(1) (the “Filing Requirement”) by filing the Form 10-K for the fiscal year ended December 31, 2021, and the Forms 10-Q for the periods ended March 31, June 30, and September 30, 2022 with the SEC. Nasdaq further advised that the Nasdaq Hearings Panel (the “Panel”) would retain jurisdiction over the listing matter until the Company demonstrates compliance with all applicable criteria for continued listing on The Nasdaq Global Market, including the annual shareholder meeting requirement under Nasdaq Listing Rule 5620(a).

On March 23, 2023, Nasdaq notified the Company that because the Company’s Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”) was not timely filed with the SEC, the Company no longer satisfied the Filing Requirement and that the Panel would consider the additional deficiency in its deliberations regarding the Company’s continued listing. The Company was provided with the opportunity to present its plan to file the 2022 Form 10-K with the SEC and thereby evidence compliance with the Filing Requirement for the Panel’s review by no later than March 30, 2023. At present, the Company expects to complete and file the 2022 Form 10-K with the SEC by May 1, 2023.

If the Company is unable to evidence compliance with all applicable criteria for continued listing on Nasdaq within the extension period(s) the Panel may grant, the Company’s common stock will be subject to suspension and delisting from Nasdaq.

Item 9.01  Financial Statements and Exhibits.

(d)       Exhibits:

99.1	Press Release, dated March 24, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in the Company's filings with the Commission. The forward-looking statements contained in this disclosure, are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. The Company and its operations are subject to numerous risks and uncertainties that include: general economic conditions, including turmoil in the financial markets and related efforts of government agencies to stabilize the financial system; the impact of the COVID-19 pandemic on our business and results of operation; geopolitical conflict and inflationary pressures including Federal Reserve interest rate hikes; the effect of potential recessionary conditions;  the adequacy of our allowance for credit losses and our methodology for determining such allowance; adverse changes in our loan portfolio and credit risk-related losses and expenses; concentrations within our loan portfolio, including our exposure to commercial real estate loans; inflation; changes to our primary service area; changes in interest rates; our ability to identify, negotiate, secure and develop new branch locations and renew, modify, or terminate leases or dispose of properties for existing branch locations effectively; business conditions in the financial services industry, including competitive pressure among financial services companies, new service and product offerings by competitors, price pressures and similar items; deposit flows; loan demand; the regulatory environment, including evolving banking industry standards, changes in legislation or regulation; our securities portfolio and the valuation of our securities; accounting principles, policies and guidelines as well as estimates and assumptions used in the preparation of our financial statements; rapidly changing technology; our ability to regain compliance with Nasdaq Listing Rules 5250(c)(1) and 5620(a); the failure to maintain current technologies; failure to attract or retain key employees; our ability to access cost-effective funding; fluctuations in real estate values; litigation liabilities, including costs, expenses, settlements and judgments; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services. You should carefully review the risk factors described in the Form 10-K for the fiscal year ended December 31, 2021 and other documents the Company files from time to time with the Securities and Exchange Commission. The words “would be,” “could be,” “should be,” “probability,” “risk,” “target,” “objective,” “may,” “will,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect” and similar expressions or variations on such expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated: March 24, 2023	By:	/s/ Michael W. Harrington
	Name:	Michael W. Harrington
	Title:	Chief Financial Officer

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